    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1998


                                                      REGISTRATION NO. 333-57259
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CNY FINANCIAL CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                     6035               REQUESTED
      (State or Other           (Primary Standard         (I.R.S.
       Jurisdiction                 Industry             Employer
    of Incorporation or        Classification Code    Identification
       Organization)                 Number)               No.)

                 1 NORTH MAIN STREET, CORTLAND, NEW YORK 13045
                            TEL. NO. (607) 756-5643
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, or Registrant's Principal Executive Offices)
                             WESLEY D. STISSER, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CORTLAND SAVINGS BANK
                 1 NORTH MAIN STREET, CORTLAND, NEW YORK 13045
                                 (607) 756-5643
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                           --------------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                               JAY L. HACK, ESQ.
                            CLIFFORD S. WEBER, ESQ.
                            Serchuk & Zelermyer, LLP
                  81 Main Street, White Plains, New York 10601
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                       PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO            PROPOSED           AGGREGATE           AMOUNT OF
        SECURITIES BEING REGISTERED             BE REGISTERED       OFFERING PRICE    OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, $0.01 Par Value...............      8,262,318             $10.00           $82,623,180          $25,035(2)
Interests in Cortland Savings Bank 401(k)
  Savings Plan..............................        N/A(3)               N/A                 N/A                N/A(3)

(1) Estimated to calculate the registration fee. Includes shares to be donated to a charitable foundation as described in the Prospectus filed pursuant to Rule 424(b)(3) dated August 12, 1998.

(2) Previously paid with the filing of Form S-1 on June 19, 1998.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described in the Prospectus Supplement. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

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

                   PURPOSE OF POST-EFFECTIVE AMENDMENT NO. 2



    The purpose of this Post-Effective Amendment No. 2 is to remove from registration 2,905,656 shares of common stock, par value $.01 per share, of CNY Financial Corporation (which was included in the aggregate amount of 8,262,318 shares of common stock registered on Form S-1 on June 19, 1998), which remained unsold at the termination of the subscription and community offerings of such common stock in connection with the conversion of Cortland Savings Bank from the mutual to stock form, as more fully described in the Prospectus dated August 12, 1998.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cortland, State of New York, on October 26, 1998.


                                CNY FINANCIAL CORPORATION

                                By:          /s/ WESLEY D. STISSER, JR.
                                     -----------------------------------------
                                               Wesley D. Stisser, Jr.
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                             (duly authorized officer)


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
  /s/ WESLEY D. STISSER, JR.      Officer and Director
------------------------------    (Principal Executive       October 26, 1998
    Wesley D. Stisser, Jr.        Officer)

                                Executive Vice President
     /s/ STEVEN A. COVERT         and Chief Financial
------------------------------    Officer                    October 26, 1998
       Steven A. Covert           (Principal Financial and
                                  Accounting Officer)

  /s/ WESLEY D. STISSER, JR.    As Attorney for named
------------------------------    directors
  Wesley D. Stisser, Jr., as
attorney for *Directors Donald
  P. Reed, Patrick J. Hayes,                                 October 26, 1998
 M.D., Harvey Kaufman, Joseph
H. Compagni, Robert S. Kashdin
   and Terrance D. Stalder



------------------------

* Pursuant to Powers of Attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1.